EXHIBIT 99.1 FOR IMMEDIATE RELEASE PRESS RELEASE January 28, 2011

Angiotech Pharmaceuticals, Inc. Obtains Court Order in Connection with Previously

Announced CCAA Proceedings

Vancouver, BC, January 28, 2011 – Angiotech Pharmaceuticals, Inc. (TSX: ANP) (“Angiotech” or the “Company”) today announced that, further to its news release issued earlier today, the Company and certain of its subsidiaries have voluntarily commenced proceedings under the Companies’ Creditors Arrangement Act (the “CCAA”) in order to continue implementation of its previously announced recapitalization transaction, having obtained an Initial Order from the Supreme Court of British Columbia (the “Court”) today.

As discussed in Angiotech’s news release earlier today, the CCAA proceedings were undertaken in order to implement a pre-packaged financial restructuring supported by holders of over 84% of the aggregate principal amount of outstanding Subordinated Notes (the “Consenting Noteholders”). Angiotech is currently negotiating the terms of a plan of compromise or arrangement in respect of the claims of holders of the Subordinated Notes and certain other creditors (the “Plan”), which Plan will be filed with the Court.

The CCAA filing applies to Angiotech, 0741693 B.C. Ltd., Angiotech International Holdings, Corp., Angiotech Pharmaceuticals (US), Inc., American Medical Instruments Holdings, Inc., NeuColl, Inc., Angiotech BioCoatings Corp., Afmedica, Inc., Quill Medical, Inc., Angiotech America, Inc., Angiotech Florida Holdings, Inc., B.G. Sulzle, Inc., Surgical Specialties Corporation, Angiotech Delaware, Inc., Medical Device Technologies, Inc., Manan Medical Products, Inc. and Surgical Specialties Puerto Rico, Inc. (collectively, the “Angiotech Entities”).

More information about Angiotech’s restructuring process can be found at www.angiotech.com.

Angiotech also received today a notice from the Toronto Stock Exchange (the “TSX”) stating that the TSX is reviewing the eligibility for continued listing on TSX of the Company’s securities pursuant to Part VII of The Toronto Stock Exchange Company Manual. Specifically, the TSX is reviewing the Company with respect to the continued listing requirements relating to insolvency or bankruptcy proceedings (s.708) and financial condition and/or operating results (s. 709, 710(a)(i)). In addition, the Angiotech’s securities have been suspended from trading on the TSX until further notice from the TSX.

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2011 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements.

Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; uncertainty involved in Court proceedings and the implementation of the Plan under the CCAA; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2009 filed with the SEC on Form 10-K, as amended, and our quarterly report for the 3rd quarter of 2010 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2011 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Rick Smith

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com